Anstellungsvertrag Zwischen	Employment Contract Between
Travelzoo (Europe) Limited Eingetragen im HRB unter der Nr. 186685 Geschäftsanschrift: Maximilianstrasse 35 80539 München („Gesellschaft“)	Travelzoo (Europe) Limited Registered in the HRB under Nr. 186685 Commercial Adress: Maximilianstrasse 35 80539 Munich (“Company”)
und	And
Christian Smart Jasminstr. 3 80939 München („Arbeitnehmer“)	Christian Smart Jasminstr. 3 80939 Munich (“Employee”)

§ 1 Tätigkeit und Einsatzort	§ 1 Activity and Place of Employment
1.
Der Arbeitnehmer ist seit 1. August 2007 bei der Gesellschaft beschäftigt. Er übernimmt zum 1. Januar 2012 die Funktion des Country Managers, Travelzoo Deutschland.

2.
Arbeitsort ist Deutschland und dort München. Der Arbeitgeber behält sich vor, den Arbeitnehmer an einem anderen Ort einzusetzen, soweit dies dem Arbeitnehmer unter Abwägung der betrieblichen und persönlichen Belange zumutbar ist und der Arbeitnehmer sein Einverständnis gibt. Der Arbeitnehmer ist damit einverstanden, Geschäftsreisen zu Kundenstandorten zu tätigen soweit erforderlich.

1.
The Employee has been employed by the Company since 1st August 2007. With effect as of 1st January 2012, the Employee is employed as Country Manager, Travelzoo Germany.

2.
Place of work is Munich, Germany. The employer may change the workplace taking into account business needs and personal circumstances, subject to the consent of the Employee. The Employee will be required to travel on business as needed.

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3.
In der Funktion des Country Managers, Travelzoo Deutschland ist der Arbeitnehmer verantwortlich für den Ausbau und die Umsetzung der Geschäftsstrategie für Travelzoo Deutschland mit dem Ziel, die Unternehmens- und Finanzziele zu erreichen, insbesondere: Signifikante Steigerung des Ergebniswachstums gemäss vorgegebenen Quartalsumsatzzielen; Aufbau von strategisch wichtigen und langfristigen Geschäftsbeziehungen zu bestehenden und neuen Anzeigenkunden; Geschäftsplanung und Übernahme der Verantwortung für die generelle Geschäftsführung von Travelzoo Deutschland, welche Gewinn- und Verlustverantwortung beinhaltet als auch Entscheidungen zu Personalbedarf; enge Zusammenarbeit mit den Marketing-Teams, um den Bekanntheitsgrad der Marke Travelzoo in Deutschland zu erhöhen; Sicherstellung, dass Travelzoo’s Medienangebot, publizierte Inhalte und Produkte höchsten Qualitätsanforderungen genügen; Management des deutschen Abonnenten- und Suchmaschinen-Marketing; Führen und Förderung von lokalem Personal und direkt unterstelltem Personal; Durchführung von generellen Verwaltungstätigkeiten wie zum Beispiel Anmieten von Büroflächen; Ergreifen von Initiativen, um mit Online-Medien-Trends und neuen Markttendenzen in der Reisebranche Schritt zu halten; Sicherstellung, dass organisatorische Ent-scheidungen den Anforderungen an Qualität, als auch gesetzlichen Bestimmungen zur Sicherheit und zum Gesundheitsschutz am Arbeitsplatz, als auch der der allgemeinen Sorgfaltspflicht, genügen.

3.
In the function of Country Manager, Travelzoo Germany, the Employee is responsible for developing and implementing the business strategy to ensure that Travelzoo Germany achieves its business objectives and financial targets, in particular: deliver significant revenue growth according to quarterly revenue targets; build strong, long-term advertiser relationships with new and existing advertisers; lead the business planning and take ownership of the overall direction of the German business, including profit and loss and staffing responsibility; close cooperation with marketing teams in order to grow the brand of Travelzoo in Germany; guarantee that media delivery, published content and products are of high quality at any time; manage German subscriber and search marketing; supervise and develop local staff and direct reports; manage local employee benefits in conjunction with HR; carry out general administrative duties such as renting office space; take initiatives to keep abreast of online media trends and new tendencies of the travel industry; make sure that organizational decisions comply with quality, safety and health, legal requirements and general duty of diligence.

4.
Die Gesellschaft ist berechtigt, dem Arbeitnehmer eine andere seinen Fähigkeiten und Kenntnissen entsprechende gleichwertige Tätigkeit zuzuweisen. Macht die Gesellschaft hiervon Gebrauch, so ist sie verpflichtet, die bisherige Vergütung weiter zu bezahlen.

4.
The Company shall have the right to assign other activities of equivalent value to the Employee, if these correspond to his skills and abilities. In a case of a change of activities, the Company shall be obliged to continue paying the present remuneration.

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5.
In Zusammenhang mit der Expansion der Gesellschaft in Europa kann dieses Arbeitsverhältnis auf eine neue noch zu gründende Gesellschaft der Travelzoo Gruppe übertragen werden. Dabei wird der neue Arbeitgeber als Rechtsnachfolger den Arbeitnehmer zu den gleichen vertraglichen Bedingungen unter Fortführung der Betriebszugehörigkeit übernehmen. Die Übertragung des Arbeitsverhältnisses wird durch schriftliche Vereinbarung zwischen den Parteien vollzogen.

5.
In connection with the Company’s expansion of its businesses in Europe, this employment contract may be transferred to any new Travelzoo entity that may be established as part of this process, it being understood that such new entity will continue the employment as successor employer under the same terms and conditions, including length of service. This transfer will be materialized by a written agreement between the parties.

§ 2 Arbeitszeit	§ 2 Working Hours

Ohne an eine bestimmte Arbeitszeit gebunden zu sein, verpflichtet sich der Arbeitnehmer, die zur Erfüllung seiner Aufgaben notwendige Arbeitszeit aufzuwenden, entsprechend der Bestimmungen im Arbeitszeitgesetz zur zulässigen Höchstarbeitszeit und - soweit dies erforderlich ist - auch über die geschäftsübliche Arbeitszeit hinaus tätig zu werden. Sämtliche Arbeitsleistung ist soweit rechtlich zulässig mit dem Gehalt abgegolten.

There are no normal hours of work applicable to the Employee, but the Employee shall conform to such hours of work as may from time to time reasonably be required of him and in any event he shall work such hours as may be necessary for the proper performance of his duties, in accordance with the terms of the “Working Time Act” (Arbeitszeitgesetz). To the extent legally permissible, the Employee shall not be entitled to receive any additional remuneration for work outside normal office hours.

§ 3 Gehalt	§ 3 Salary

1.
Der Arbeitnehmer erhält für seine Arbeitsleistungen ein jährliches Bruttogehalt von EUR 130 000. Das Gehalt wird in 12 gleichen Teilen ausbezahlt und ist jeweils nachträglich zum Monatsende fällig.

2.
Zusätzlich ist der Arbeitnehmer berechtigt, an einem vierteljährlichen Prämienprogramm teilzunehmen, dessen Voraussetzungen sich aus der Anlage zu diesem Anstellungsvertrag ergeben.

1.
For his activity, the Employee shall receive an annual gross salary in the amount of EUR 130 000. The salary shall be paid out in 12 equal installments and is payable retrospectively at the end of each month.

2.
In addition, the Employee shall be entitled to participate in a quarterly bonus scheme, the terms of which are set out in the attachment to this Agreement.

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3.
Zahlt die Gesellschaft dem Arbeitnehmer eine Weihnachtsgratifikation oder gewährt andere Sonderleistungen, so erfolgt die Zahlung freiwillig; auch nach wiederholter vorbehaltloser Zahlung entsteht kein Rechtsanspruch.

3.
If a Christmas bonus or any other additional payment or other benefits is granted by the Company, this will be on a voluntary basis only. Such payment will create no legal entitlement, also none after having repeatedly being made without expressed reservation that such payment has been voluntarily made.

4.
Die Gesellschaft übernimmt 50 Prozent der Beiträge zur Kranken- und Pflegeversicherung des Arbeitnehmers gemäss der geltenden gesetzlichen Bestimmungen. In Bezug auf die gesetzliche Renten- und Arbeitslosenversicherung übernimmt die Gesellschaft den Arbeitgeberanteil an den Gesamtbeiträgen.

4.
The Company shall contribute a 50 percent share to the health insurance and nursing care insurance according to current regulations. With respect to the statutory pension and unemployment insurance the Company shall pay the employer's share of the total contributions.

§ 4 Krankheit	§ 4 Illness

Der Arbeitnehmer hat krankheitsbedingte oder sonstige Arbeitsverhinderung unverzüglich unter Angabe von Gründen anzuzeigen und im Krankheitsfalle innerhalb von drei Arbeitstagen ein ärztliches Attest vorzulegen.

Im Falle der Erkrankung gelten die Anzeige- und Nachweispflichten des § 5 Entgeltfortzahlungsgesetz.

Im Falle von Krankheit eines Kindes des Arbeitnehmers oder eines nahen Angehörigen des Arbeitnehmers gewährt die Gesellschaft keine bezahlte Freistellung.

In case of inability to work due to illness or other reasons, the Employee shall be obliged to give notice thereof stating the reasons and to present a medical certificate within three working days.

In case of illness he is obligated to report and prove the illness according to section 5 German “Act on continuation of salary payment” (Entgeltfortzahlungsgesetz).

The Company does not provide paid leave in case of sickness of a child of the employee or of a close parent.

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§ 5 Nebentätigkeit

1.
Der Arbeitnehmer wird der Gesellschaft seine volle Arbeitskraft widmen und deren Interessen fördern.

2.
Jede weitere entgeltliche oder unentgeltliche, die Interessen der Gesellschaft beeinträchtigende Beschäftigung sowie die tätige Beteiligung an anderen gewerblichen oder gemeinnützigen Unternehmen bedarf der vorherigen schriftlichen Zustimmung der Gesellschaft. Ausgenommen hiervon sind rein kapitalmässige Beteiligungen von weniger als 1%.

§ 5 Side Activities

1.
The Employee shall devote his entire working capacity to the company and promote its interests.

2.
Any further employment whether for or without remuneration, which may affect the interests fo the Company and activte participation in other commercial or charitable undertakings, which may affect the interests of the Company, require the prior written approval of the Company. This restriction on other activities shall not apply for the participation in other commercial or non-profit enterprises to the extent that such participation does not exceed 1% in purely capital terms.

§ 6 Spesen	§ 6 Expenses

Der Arbeitnehmer erhält Ersatz für alle angemessenen Auslagen, die ihm durch Geschäftsreisen und sonstige Aufwendungen im Interesse der Gesellschaft entstanden sind, entsprechend der jeweils gültigen Richtlinien der Gesellschaft. Die Erstattung erfolgt nach den jeweils geltenden steuerrechtlichen und firmeninternen Bestimmungen.

The Company will reimburse all reasonable expenses caused by business travels and also all other expenditures which were caused in the interest of the Company in accordance with the respective valid policies of the Company. The payment will made in accordance with German tax regulations and internal policies in force.

§ 7 Vertragsbeendigung	§ 7 Termination of the Contract

1.
Das Arbeitsverhältnis kann von beiden Seiten mit einer Frist von 6 Monaten zum 15. oder Ende des Monats jederzeit gekündigt werden. Eine gesetzliche Verlängerung der Kündigungsfrist gilt für beide Seiten. Das Recht zur außerordentlichen Kündigung aus wichtigem Grund bleibt unberührt.

1.
The termination notice for both sides is 6 months on the 15th or at the end of the month. Any longer statutory provisions are applicable to both parties.
The foregoing does not change the statutory provisions concerning immediate termination for important reasons.

2.
Das Arbeitsverhältnis endet, ohne dass es einer Kündigung bedarf, mit Ablauf des Monats, in dem der Arbeitnehmer das 67. Lebensjahr vollendet, in dem er vorzeitiges Altersruhegeld oder eine Rente wegen dauernder Erwerbsminderung erhält.

2.
This employment contract shall end without any notice of termination in any case at the latest at the end of the month in which the Employee attains the age of 67, receives an early retirement pension or in case of permanent disability.

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3.
Die Gesellschaft ist berechtigt, den Arbeitnehmer unter Weitergewährung der vertraglichen Leistungen und unter Anrechnung anderweitigen Verdienstes von der Arbeit freizustellen. Urlaubsansprüche des Arbeitnehmers werden auf den Freistellungszeitraum angerechnet.

§ 8 Dienstwagen

Dem Arbeitnehmer wird weiterhin von der Gesellschaft ein Dienstwagen zur Verfügung gestellt, in zumindest gleicher Kategorie wie der vorherigen. Eine Firmenwagen-Vereinbarung, welche Bestimmungen im einzelnen regelt, wird zusätzlich unterzeichnet.

3.
The Company shall be entitled to suspend the Employee from duty during the notice period, but shall continue to pay the contractual remuneration. Other remuneration of the Employee during this time will be deducted from his contractual remuneration. The Employee’s holiday entitlement shall be set off against the period of suspension.

§ 8 Company Car

The Employee will be granted the use of a company car of at least the same category as the previous car. A car agreement outlining conditions shall be signed separately.

§ 9 Verschwiegenheit und Vertraulichkeit	§ 9 Secrecy and Confidentiality

1.
Der Arbeitnehmer ist verpflichtet, über alle Angelegenheiten und Ereignisse, die ihm im Rahmen seiner Tätigkeit bekannt werden, Stillschweigen zu bewahren. Dies gilt insbesondere hinsichtlich bekannt gewordener Betriebs- und Geschäftsgeheimnisse. Dies gilt auch für die Höhe und Zusammensetzung seines Gehaltes.

1.
The Employee is obliged to maintain strict secrecy with respect to all business secrets, activities and occasions confided to him or coming to his knowledge in connection with his activity. This is also applicable to the amount and composition of his salary.

2.
Die vorstehenden Rechte der Gesellschaft auf Verschwiegenheit und Vertraulichkeit des Arbeitnehmers gemäß den vorstehenden Bestimmungen bleiben von einer Beendigung des Arbeitsverhältnisses unberührt.

2. The Company’s rights on secrecy and confidentiality against the Employee according to the preceding provisions are not affected by the termination of the employment relationship.
3.
Der Arbeitnehmer ist verpflichtet, der Gesellschaft bei Beendigung des Vertragsverhältnisses oder jederzeit auf Anforderung der Gesellschaft alle in seinem Besitz befindlichen Unterlagen und Aufzeichnungen und alle Kopien davon, die im Zusammenhang mit seiner Tätigkeit im Rahmen dieses Vertrages stehen, auszuhändigen. Ein Zurückbehaltungsrecht besteht nicht.

3.
Upon termination of this Service Contract or at any other time upon request of the Company, the Employee shall return all business records and documents and all copies thereof which exist in connection with his activities within the framework of this contract. He shall have no right of retention.

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§ 10 Erfindungen, Gewerbliche Schutzrechte	§ 10 Inventions, Intellectual property rights

Der Arbeitnehmer verpflichtet sich, dem Arbeitgeber alle im Zusammenhang mit seiner Tätigkeit für die Gesellschaft getätigten Erfindungen, Ver-besserungsvorschlägen, Entwicklungen, Ent-deckungen und allen geschaffenen Werken, Mustern, Modellen oder Verfahren unverzüglich schriftlich anzuzeigen. Für alle patent- oder gebrauchsmusterfähigen Erfindungen gilt das Arbeitnehmererfindungsgesetz. An allen urheber-schutzfähigen Werken des Arbeitnehmers, die in Zusammenhang mit seiner Tätigkeit für die Gesellschaft stehen, räumt der Arbeitnehmer bereits jetzt der Gesellschaft ein zeitlich, räumlich und inhaltlich unbeschränktes Nutzungsrecht ein. Alle übrigen gewerblichen Schutzrechte (Marken, Geschmacksmuster, etc.), die im Zusammenhang mit dem Arbeitsverhältnis begründet werden, tritt der Arbeitnehmer bereits jetzt an die Gesellschaft ab. Die vorstehend eingeräumten Rechte sind durch die Vergütung des Arbeitnehmers abgegolten.

§ 11 Nachvertragliches Wettbewerbsverbot

Der Arbeitnehmer erklärt sich bereit, auf Wunsch der Gesellschaft und solange der Anstellungsvertrag nicht von einer Seite gekündigt worden ist, ein nachvertragliches Wettbewerbsverbot für die Zeit nach Beendigung des Anstellungsverhältnisses zu vereinbaren, dass den gesetzlichen Vorschriften gemäss den §§ 74 ff. HGB entspricht.

The Employee shall be obliged to inform the Company promptly and fully in writing of all inventions, improvements, innovations and all created work, pattern, models or methods he made in connection with his work for the Company. For all inventions patented or registered protected, the German Act on Employees’ Invention shall apply. The Employee grants the Company the rights of use and enjoyment for all copyright protectible works developed in connection with his work for the Company without any limitation to time, region or content. Furthermore, he assigns hereby to the Company all other industrial property rights (trademarks, registered design, etc.) which are based on activities in connection with his work. The Employee will not be entitled to any extra compensation for his obligations under this section.

§ 11 Non-Competition Clause

The Employee agrees to conclude, upon the request of the Company and as long as the employment agreement has not been terminated by either side, a post-contractual non-competition agreement according to the provisions included in para. 74 et sequ. of the German HGB.

§ 12 Sonstiges	§ 12 Miscellaneous

1. Änderungen und Ergänzungen dieses Vertrages, auch dieser Klausel, bedürfen zu ihrer Wirksamkeit der Schriftform. Nebenabreden bestehen nicht.	1. Amendments and supplements to this contract, including this section, require written form to become effective. No ancillary agreements exist.

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2.
Sollte eine dieser vertraglichen Bestimmungen unwirksam oder undurchführbar sein oder werden, so bleibt die Gültigkeit der anderen Bestimmungen hiervon unberührt. In diesem Falle ist die unwirksame oder undurchführbare Bestimmung im Wege der Anpassung so zu fassen, dass sie dem wirtschaftlich am nächsten kommt, was die Parteien gewollt haben.

2.
Should any of these contractual provisions be or become invalid or impracticable, the validity of the remainder of the provisions shall remain unaffected thereby. In this case, the wording of the invalid or impracticable provision shall be adjusted in such a way that it corresponds most closely to the economic purpose intended by the parties.

3. Der Vertrag unterliegt deutschem Recht.	3. The contract is governed by German law.
4.
Mit Abschluss dieser Vereinbarung treten alle vorausgegangenen Vereinbarungen mit der Gesellschaft außer Kraft.

5.
Die deutsche Vertragsfassung ist rechtlich maßgebend. Die nebenstehende englische Fassung dient lediglich Übersetzungszwecken.
4. With the agreement all previous agreements with the Company become obsolete. 5. The German version of this agreement shall prevail. This English version is for translation purposes only.

Für die Gesellschaft / for the Company Christopher Loughlin Chairman Travelzoo (Europe) Ltd	Arbeitnehmer / Employee Christian Smart
__________________________________        __________________________________

Datum / Date                        Datum / Date

11 October 2012	11 October 2012